UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Corporate Office Properties Trust

(Exact name of Registrant specified in its Charter)

Maryland	23-2947217
(State of	(IRS Employer
Incorporation or Organization)	Identification No.)

6711 Columbia Gateway Drive,
Suite 300,
Columbia, Maryland	21046
(Address of principal executive offices)	Zip Code

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-108785 and 333-135738

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on
to be so Registered	Which Each Class is to be Registered

Series J Cumulative Redeemable Preferred
Shares of Beneficial Interest, $0.01 par
value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.                    Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Series J Cumulative Redeemable Preferred Shares of Beneficial Interest to be registered is incorporated by reference to the prospectus supplement to prospectus dated September 22, 2003, which was filed on July 13, 2006, with the Securities and Exchange Commission pursuant to Rule 424(b)(5) (File No. 333-108785), as supplemented by Form S-3 as filed on July 13, 2006 with the Securities and Exchange Commission pursuant to Rule 462(b) (File No. 333-135738).

Item 2.                    Exhibits.

3.1                                 Amended and Restated Declaration of Trust of Registrant (filed with Registrant’s Registration Statement on Form S-4 (File No. 333-45649) and incorporated herein by reference).

3.2                                 Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Registrant’s Annual Report on Form 10-K on March 22, 2002 and incorporated herein by reference).

3.3                                 Articles of Amendment of Amended and Restated Declaration of Trust (filed with the Registrant’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

3.4                                 Articles Supplementary of Registrant’s Series E Cumulative Redeemable Preferred Shares, dated April 3, 2001 (filed with Registrant’s Current Report on Form 8-K on April 4, 2001 and incorporated herein by reference).

3.5                                 Articles Supplementary of Registrant’s Series F Cumulative Redeemable Preferred Shares, dated September 13, 2001 (filed with the Registrant’s Current Report on Form 8-K on September 14, 2001 and incorporated herein by reference).

3.6                                 Articles Supplementary of Registrant’s Series G Cumulative Redeemable Preferred Shares, dated August 6, 2003 (filed with the Registrant’s Current Report on Form 8-A on August 7, 2003 and incorporated herein by reference).

3.7                                 Articles Supplementary of Registrant’s Series H Cumulative Redeemable Preferred Shares of Beneficial Interest (filed with the Registrant’s Current Report on Form 8-K on December 12, 2003 and incorporated herein by reference).

3.8                                 Articles Supplementary of Registrant’s Series J Cumulative Redeemable Preferred Shares of Beneficial Interest (filed with the Registrant’s Current Report on Form 8-K on July 19, 2006 and incorporated herein by reference).

3.9                                 Articles Supplementary of the Registrant (filed with the Registrant’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

3.10                           Articles Supplementary of the Registrant (filed with the Registrant’s Current Report on Form 8-K on December 29, 2004 and incorporated herein by reference).

3.11                           Bylaws of Registrant (filed with Registrant’s Registration Statement on Form S-4 (File No. 333-45649) and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CORPORATE OFFICE PROPERTIES TRUST

		By:	/s/ Roger A. Waesche, Jr.
		Name:	Roger A. Waesche, Jr.
Dated:	July 19, 2006	Title:	Executive Vice President and Chief Financial Officer